EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement (Form S-8 No. 333-118804) pertaining to the Long-Term Stock Incentive Plan and 2017 Long-Term Equity Incentive Plan of Semtech Corporation of our report dated March 31, 2016, with respect to the consolidated financial statements and schedule of Semtech Corporation included in its Annual Report (Form 10-K) for the year ended January 29, 2017, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California

November 29, 2017